Exhibit 5.2
INTERNAL REVENUE SERVICE	DEPARTMENT OF THE TREASURY
P. O. BOX 2508
CINCINNATI, OH 45201

Employer Identification Number:
Date: SEP 05 2003	71-0388071
DLN:
DILLARDS INC	17007067037042
C/O JOSEPH B HURST JR	Person to Contact:
FRIDAY ELDREDGE & CLARK LLP	GEORGE B MEAD	ID# 75309
400 W CAPITOL AV	Contact Telephone Number:
LITTLE ROCK, AR 72201-0000	(877) 829-5500
Plan Name:
DILLARDS INC INVESTMENT & ESOP FOR FULL TIME
Plan Number: 111

Dear Applicant:

We have made a favorable determination on the plan identified above based on the information you have supplied.  Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records.  You must retain this information to preserve your reliance on this letter.

Continued qualification of the plan under its present form will depend on its effect in operation.  See section 1.401-1(b)(3) of the Income Tax Regulations.  We will review the status of the plan in operation periodically.

The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms.  Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans.  Please read Publication 794.

    This letter relates only to the status of your plan under the Internal Revenue Code.  It is not a determination regarding the effect of other federal or local statutes.

    This determination is subject to your adoption of the proposed amendments submitted in your letter dated July 11, 2003.  The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

    This determination letter is applicable for the amendment(s) executed on February 27,2002.

    This plan satisfies the requirements of Code section 4975(e)(7).

    This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job

DILLARDS INC

Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554,

This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub L. 107-16.

The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997.  For more details, call 1-800-998-7542 for a free copy of the SPD card.

The information on the enclosed addendum is an integral part of this determination.  Please be sure to read and keep it with this letter.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,
/s/ Paul T. Shultz

Paul T. Shultz
Director,
Employee Plans Rulings & Agreements

Enclosures:
Publication 794
Addendum

DILLARDS INC

This determination letter is also applicable for the amendments dated 12/15/1994, 12/14/1995, 06/26/1997, 12/31/1997, 05/16/1998, 07/30/1998, 08/23/1998, 04/01/1999, 03/22/2000, and 05/16/2001.

This determination letter acknowledges receipt of your amendment(s) intended to satisfy the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

INTERNAL REVENUE SERVICE	DEPARTMENT OF THE TREASURY
P. O. BOX 2508
CINCINNATI, OH 45201

Employer Identification Number:
Date: SEP 05 2003	71-0388071
DLN:
DILLARDS INC	403014061
C/O JOSEPH B HURST JR	Person to Contact:
FRIDAY ELDREDGE & CLARK LLP	GEORGE B MEAD	ID# 75309
2000 REGIONS CENTER 400 W CAPITOL	Contact Telephone Number:
LITTLE ROCK, AR 72201	(877) 829-5500
Plan Name:
DILLAIRDS INC INVESTMENT & EMPLOYEE STOCK OWNERSHIP PLAN FOR
Plan Number: 113

Dear Applicant:

We have made a favorable determination on the plan identified above based on the information you have supplied.  Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records.  You must retain this information to preserve your reliance on this letter.

Continued qualification of the plan under its present form will depend on its effect in operation.  See section 1.401-l(b)(3) of the Income Tax Regulations.  We will review the status of the plan in operation periodically.

The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms.  Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans.  Please read Publication 794.

This letter relates only to the status of your plan under the Internal Revenue Code.  It is not a determination regarding the effect of other federal or local statutes.

This determination is subject to your adoption of the proposed amendments submitted in your letter dated July 11, 2003.  The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

This determination letter is applicable for the amendment(s) executed on February 27, 2002.

This plan satisfies the requirements of Code section 4975(e)(7).

This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the

DILLARDS INC

Economic Growth and Tax Relief Reconciliation Act of 2001, Pub L. 107-16.

The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997.  For more details, call 1-800-998-7542 for a free copy of the SPD card.

The information on the enclosed addendum is an integral part of this determination.  Please be sure to read and keep it with this letter.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,
/s/ Paul T. Shultz

Paul T. Shultz
Director,
Employee Plans Rulings & Agreements

Enclosures:
Publication 794
Addendum

DILLARDS INC

This letter supersedes our letter dated SEP 05 2002.

This determination letter acknowledges receipt of your amendment(s) intended to satisfy the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

This determination also applies to the amendments adopted on 01/01/1996, 06/26/1997, 12/31/1997, 07/30/1998, 08/23/1998/ 04/01/1999, 03/22/2000, and 05/16/2001.